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                                                                     Exhibit 3.5


                                 CODE OF BY-LAWS

                                       OF

                             EMMIS OPERATING COMPANY



                                    ARTICLE I

                           IDENTIFICATION AND OFFICES

      Section 1.01. Name. The name of the Corporation is Emmis Operating Company (hereinafter referred to as the "Corporation").

      Section 1.02. Registered Office. The registered office and registered agent of the Corporation shall be as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change its registered office or registered agent. On or before the day that any such change is to become effective, a certificate of such change shall be filed with the Secretary of State of the State of Indiana.

      Section 1.03. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Indiana, as are from time to time authorized by the Board of Directors. The principal office of the Corporation is at 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 2.01. Place of Meeting. All meetings of the Shareholders shall be held at the principal office of the Corporation in the State of Indiana or at such other place within or without the
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State of Indiana as may be fixed from time to time by the Board of Directors, the Chairman of the Board, or the President, or by written consent of all the Shareholders entitled to vote thereat.

      Section 2.02. Annual Meetings. The annual meeting of the Shareholders, for election of Directors and for transaction of such other business as may properly come before the meeting, shall be held on such date as the Board of Directors or the President shall establish.

      Section 2.03 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by Indiana law or by the Articles of Incorporation, may be called by the Chairman of the Board, by the President, by the Board of Directors, or by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting upon delivery to the Corporation's Secretary of one or more written demands, signed and dated, describing the purpose or purposes for which it is to be held.

      Section 2.04. Notice of Meetings. There shall be mailed or sent by express delivery, to each Shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at the Shareholder's address as shown by the books of the Corporation, a notice setting out the time and place of each annual meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. Such notice shall be mailed or sent by express delivery not less than ten (10) nor more than sixty (60) days prior to the meeting. However, notice of a meeting at which (i) an agreement of merger or exchange, or (ii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation's property otherwise than in the normal course of business, is to be considered shall be mailed or sent by express delivery to all Shareholders of record, whether or not entitled to vote, not
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less than ten (10) nor more than sixty (60) days prior to the meeting. Every notice of any special meeting called pursuant to this Section 2.04 shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meeting shall be confined to the purpose stated in the notice.

      Section 2.05 Waiver of Notice. Notice of any meeting may be waived in writing by a Shareholder, before or after the date and time stated in the notice. Attendance by a Shareholder at a meeting in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

      Section 2.06. Quorum, Adjourned Meetings. At any meeting of Shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The act of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the Shareholders. Notwithstanding the foregoing, Directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each Shareholder entitled to vote at least ten (10) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as
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originally noticed. If a quorum is present, the Shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

      Section 2.07. Voting. At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment. Subject to the power of the Board of Directors to prohibit voting pursuant to Section 5.05 of these By-Laws, each Shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote fore each share having voting power registered in such Shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any Shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote unless otherwise required by statute, the Articles of Incorporation, or these By-Laws.

      Section 2.08 Closing of Books. The Board of Directors may fix a time, not exceeding seventy (70) days preceding the date of any meeting of Shareholders, as a record date from the determination of the Shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date from determination of the Shareholders entitled to notice of, an to vote at, any meeting of Shareholders, the record date shall be the twentieth
(20th) day preceding the date of such meeting.
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      Section 2.09. Organization of Meetings. The Chairman of the Board, or in
his absence the President or any person appointed by the Chairman of the Board, shall preside at and act as chairman of all meetings of the Shareholders; and the Secretary, or in his absence any person appointed by the Chairman of the Board, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the Shareholders may be determined by the presiding officer.

      Section 2.10. Action Without a Meeting. Any action which may lawfully be taken at a Shareholders' meeting may be taken without a meeting if authorized in writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. If any action so taken requires a certificate to be filed with the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid.

      Section 2.11 Conference Communications. Any Shareholder may participate in an annual or special meeting of the Shareholders by, or through use of, any means of communication by which all Shareholders participating in the meeting can simultaneously hear each other during the meeting. Participation by such Shareholder by this means shall be deemed to constitute presence in person at such meeting.


                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the authority of its Board of Directors which may exercise all such powers of the
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Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the Shareholders.

      Section 3.02. Number, Qualification and Term of Office. The Corporation shall have one (1) Director who does not need to be a Shareholder. The Director shall hold office until the annual meeting of Shareholders next held after the Director's election and until the Director's successors shall have been elected and qualified, or until the earlier death, resignation, removal, or disqualification of the Director. The Chairman of the Board shall preside at each Board of Directors meeting, and in his absence, the President or any person appointed by the Chairman of the Board shall preside at the meeting.

      Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Indiana as may be designated in the notice of such meeting.

      Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board or the President by giving at least twenty-four (24) hours' notice, or by any other Director by giving at least five
(5) days' notice, of the date, time and place thereof to each Director by mail, express delivery, telephone, telegram or in person.

      Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any Director either before, at, or after such meeting by a writing signed by such Director. A Director, by attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
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      Section 3.06. Quorum and Action. A majority of the Directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

      Section 3.07 Conference Communications. Any or all Directors may participate in any annual or special meeting of the Directors, or of any duly constituted committee thereof, by, or through use of, any means of communication by which all Directors participating in the meeting can simultaneously hear each other during the meeting. Participation by such Director or Directors by this means shall be deemed to constitute presence in person at such meeting.

      Section 3.08. Vacancies; Newly Created Directorships. Any vacancy occurring in the Board of Directors of the Corporation, including any vacancy resulting from an increase in the number of Directors, may be filled by (i) a majority vote of the remaining members of the Board of Directors until the next annual meeting of the Shareholders or (ii) a majority vote of the Shareholders.

      Section 3.09. Removal. Any or all of the Directors may be removed from office at any time, with or without cause: (a) by the affirmative vote of the Shareholders holding a majority of the shares entitled to vote at an election of Directors (except, however, as limited by I.C. Section 23-1-33-8(c), as amended, when less than the entire Board is removed and the Shareholders have the right to cumulate their votes), and (b) in such other manner as permitted by Indiana law. In the event the entire Board of Directors or any one or more Directors are so removed, new Directors shall be elected at the same meeting.

      Section 3.10. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution and may
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appoint members of the Board of Directors to serve on them. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as otherwise provided by Indiana law. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or small proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

      Section 3.11. Written Consents. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if, prior to such action, a consent in writing setting forth the action so taken shall be signed by all members of the Board of Directors and such written consent is filed with the minutes of the proceedings. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein.

      Section 3.12. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.13. Compensation of Directors. By resolution of the Board of Directors, each Director may be paid the Director's expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.
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                                   ARTICLE IV

                                    OFFICERS

      Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, one or more Vice Presidents (which may include an Executive Vice President), a Secretary, and a Treasurer. The Board of Directors may also choose additional Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, or such other officers as they deem advisable. Any number of offices may be held by the same person.

      Section 4.02 Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the Directors present, from within or without their number, the officers provided for in Section 4.01, each of whom shall have the powers, rights, duties, responsibilities, and terms of office provided for in these By-Laws or a resolution of the Board of Directors not inconsistent therewith. Except for the Chairman of the Board, no officer need be a director. The President and all other officers, except the Chairman of the Board, who may be Directors, shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

      Section 4.03. Removal and Vacancies. Any elective officer may be removed from office at any time, with or without cause, by majority vote of the entire Board of Directors. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.
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      Section 4.04. The Chairman of the Board. The Chairman of the Board of
Directors shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Shareholders and Directors and shall have such other duties as may be prescribed from time to time by the Board of Directors. He may execute and deliver in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation.

      Section 4.05. President. The President shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless such authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the Shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.05.1. Radio Division President. The Radio Division President, if one is elected, shall have general active management of all radio operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other
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instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.05.2. International Division President. The International Division President, if one is elected, shall have general active management of all international operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.05.3. Television Division President. The Television Division President, if one is elected, shall have general active management of all television operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.06. Executive Vice President and other Vice Presidents. The Executive Vice Presidents and any other Vice Presidents shall have such powers and shall perform such duties specified in these By-Laws or prescribed by the Board of Directors or the President. Any Executive Vice President may execute and deliver, in the name of the Corporation, any deeds, mortgages,
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bonds, contracts, or other instruments pertaining to the business of the
Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation.

      Section 4.07. Secretary. The Secretary shall be the secretary of and shall attend all meetings of the Shareholders and Board of Directors record all proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of Shareholders and Directors. He shall perform such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.08. Assistant Secretary. The Assistant Secretary, if any, or if there shall be more then one, the Assistant Secretaries in the order determined by the Board of Directors or the President, shall in the absence or disability of the Secretary, perform such other duties and have such powers and duties as the Board of Directors or the President may prescribed from time to time. An Assistant Secretary may, in the event or absence of the Secretary, attest to the execution by the Corporation of all documents.

      Section 4.09. Treasurer. The Treasurer shall maintain a correct and complete record of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the President.
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      Section 4.10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers and duties as the Board of Directors or the President may prescribe from time to time.

      Section 4.11. Delegation of Authority. In the case of the absence or disability of the President, the Radio Division President, the Television Division President, the Executive Vice Presidents and other Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors or the President. In the case of the absence of any officer or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.



                                    ARTICLE V

                              CERTIFICATES OF STOCK

      Section 5.01. Certificates of Stock. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chairman of the Board, the President or the Executive Vice President and the Secretary or the Assistant Secretary of the Corporation, certifying the number of shares owned by the Shareholder in the Corporation. The certificates of stock shall be numbered in the order of their issue. Each certificate shall set forth the number of shares and series, if any, and shall state that the Corporation
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will furnish information relating to the rights, preferences and limitations of the class or series upon request.

      Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. If shares are issued for promissory notes or for promises to render services in the future, the Corporation must comply with I.C. Section 23-1-53-2(b), as amended.

      Section 5.03. Facsimile Signatures. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the President, Executive Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 5.04. Transfers of Stock. Subject to the power of the Board of Directors to prohibit transfer of stock ownership pursuant to Section 5.05, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanies by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to
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issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 5.05. Restriction on Ownership, Voting and Transfer. In accordance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and regulations of the Federal Communications Commission (the "FCC Regulations"), the Board of Directors may (i) prohibit the ownership or voting of more than twenty percent (20%) of the Corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively, "Aliens"), or by or for corporations of which any officer is an Alien, more than one-fourth (1/4) of its directors are Aliens, or of which more than one-fourth (1/4) of its capital stock is owned of record or voted by Aliens; (ii) prohibit any transfer of the Corporation's stock which would cause more than twenty percent (20%) of the Corporation's outstanding capital stock to be owned or voted by or for any person or entity designated in the foregoing clause (i); and (iii) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Corporation to violate any provision of the Communications Act or FCC Regulations.


                                   ARTICLE VI

                       INDEMNIFICATION OF CERTAIN PERSONS

      Section 6.01. The Corporation shall indemnify such person, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by I.C. Section 23-1-37, as now enacted or hereafter amended, and as provided and designated in the Articles of Incorporation.
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                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 7.01. Dividends. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock.

      Section 7.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the Shareholders entitled to receive payment of the dividend and, in such case, only Shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

      Section 7.03. Annual Statement. The Board of Directors shall present at any annual or special meeting of the Shareholders when called for by vote of the Shareholders, a full and clear statement of the business and condition of the Corporation.

      Section 7.04. Checks. All agreements, checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made, they may be signed by either the Chairman of the Board, the President, Executive Vice President or Secretary, singly.
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      Section 7.05. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and in the absence of such resolution, the Corporation shall have a February 28/29 fiscal year.

      Section 7.06.  Seal.  The Corporation shall have no corporate seal.



                                  ARTICLE VIII

                                   AMENDMENTS

      Section 8.01. The power to make, alter, amend or repeal this Code of By-Laws is vested in the Board of Directors of the Corporation, but such action shall be taken only at a meeting of the Board of Directors specifically called for such purpose. If such meeting is properly called, these By-Laws may be repealed, altered or amended, or new By-Laws adopted, by a majority vote of the Board of Directors.